FORM 8-K


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                 CURRENT REPORT



                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


                               September 26, 1997
                             ---------------------
                                 Date of Report
                        (Date of earliest event reported)



                        Metric Income Trust Series, Inc.
                        --------------------------------
                          (Exact name of registrant as
                            specified in its charter)




                  0-18294         California          94-3087630
                  -------         ----------          ----------
               (Registration    (State or Other     (IRS Employer
                    File        Jurisdiction of     Identification
                   Number)       Incorporation          Number)






           One California Street, San Francisco, California 94111-5415
           -----------------------------------------------------------
               (Address of principal executive offices) (Zip Code)


               Registrant's telephone number, including area code:

                                 (415) 678-2000

                    (800) 347-6707 Watts line for all states

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

(a) The Registrant was organized to acquire, hold for investment, manage, and ultimately sell income-producing real properties and investments in securities. Pursuant to its liquidation strategy, the Registrant sold the remainder of its investments in mortgage-backed securities, comprising approximately 24% of total assets, on September 26, and September 30, 1997.

TERMS OF ORIGINAL ACQUISITION

Beginning on August 31, 1989, the Registrant acquired mortgage-backed securities ("MBS") guaranteed as to payment of interest and principal by the US Government, by a US Government Agency or instrumentality, or by a federally chartered corporation. The Registrant held these securities as available-for-sale investments. During the regular course of business, the Registrant sold and reinvested in pools to adjust the cash flow from these investments. Principal repayments were either reinvested or used to support regular quarterly dividends. Discounts and premiums were amortized over the terms of the related securities using the interest method.

TERMS OF DISPOSITION

The Registrant sold all remaining MBS on September 26, and September 30, 1997. The sales price was $6,669,000 After payment of sale expenses, the proceeds to the Registrant are $6,668,000.

AMORTIZED COST BASIS AT DATES OF SALE

At the dates of sale, the amortized cost basis of the MBS was $6,479,000.


NET GAIN ON SALE

The net realized gain recognized in the third quarter of 1997 from the sale is $189,000.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a)      Financial statements
         Not applicable.

(b)      Pro Forma Financial Information
         Not applicable.

(c)      Exhibits.
         Not applicable

                                    SIGNATURE
                                    ---------

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                     METRIC INCOME TRUST SERIES, INC.,
                                     a California Corporation


                                     By:    /s/ William A. Finelli
                                            ------------------------------------
                                            William A. Finelli
                                            Chief Financial Officer


                                     Date:          October 10, 1997
                                             ----------------------------